Exhibit No. 32.1



                Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



In connection with the Annual Report of United Service Attendants, Inc. (the "Company") on Form 10-KSB for the period ending September 30, 2001 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Roger E. Pawson, Chief Executive and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1.) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


January 14, 2005                           By: /s/Roger E. Pawson
                                               ---------------------------
                                               Roger E. Pawson
                                               Chief Executive Officer,
                                               Chief Financial Officer







----------------------

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.